Exhibit 10.17

Translation

PROJECT CONSTRUCTION
COOPERATION AGREEMENT

THIS AGREEMENT (“Agreement”) is made by the Parties listed hereunder:

Party A: The Government of Laifeng County (“Party A”)
Party B: Laifeng Anpulo (Group) Food Development Co., Ltd. (“Party B”)

WHEREAS:

For making a sub-central city of Enshi Tujia and Miao Autonomous Prefecture and accelerating the construction of Longfeng demonstration zone, a beautiful and graceful reception place is needed in the Laifeng County. Considering the aforesaid purpose, Party A decides to build a reception place located at Qingfengshan garden (“the Project”), and Party B would like to invest in the Project in a cooperative manner. Upon equal negotiations and mutual agreement, Party A and Party B enter into this Agreement in relation to the provision of relevant cooperation.

1. Location, Term and Goal of the Project

1.1 Project Location: Xiangfeng Town, Laifeng Country, Hubei Province.

1.2 Term of Cooperation: 20 years, commencing from October 1, 2012 to September 31, 2032.

1.3 Method of Cooperation: During the cooperation term, Party B shall contribute by investing in and operate the Project exclusively; Party A shall contribute by providing the land needed and may provide other assistants.

1.4 Goals of Cooperation: To build the Project into a reputable reception place, and achieve good economic benefits and brand value.

2. Party A’s Right and Obligation

2.1 To conduct overall assessment of Party B’s performance of this Agreement and to conduct appropriate intervention in case of need.

2.2 After the expiration of this Agreement, Party A has right to obtain all tangible assets and intangible assets for no consideration and without bearing any liability for debts that may rise from this cooperation.

2.3 Party A is responsible for the “Three Supplies” work (supply of water, electricity and road) from the area beyond the Construction Project land and the demolition work on the Project land.

3. Party B’s Right and Obligation

3.1 During the term of this Agreement, Party B has right to enjoy the independent right of operation and management once the Construction Project completed.

3.2 To invest in the Project in accordance with the area plan and construction specification stipulated by Party A. The total investment to the Construction shall be no less than RMB 30million, and the construction term shall be one year. The final investment amount shall be confirmed by a legal audit institution.

3.3 The construction, inspection, operation and management of the Project shall be conducted in comply with the relevant industry regulation and Party B shall consciously accept supervision and administration of the relevant authorities and shall legally operate the Project.

3.4 Unless agreed by Party A, Party B shall not transfer the Project to any third party.

3.5 Upon the expiration of this Agreement, Party B shall delivery the assets of the Project to Party A and shall be responsible for settling all credits and debts and dealing with any other outstanding problems.

4. Special Terms

4.1 Party B has right to enjoy the usufructuary right of the land of the Project (The area shall be subject to the drawings) provided by Party A for no payment. During the term of this Agreement, the title of land belongs to Party A and the usufructuary right of the land belongs to Party B. The Project land shall not be used for any activities but for reception place.

4.2 The construction and quality of the Project shall be supervised and inspected by the relevant authorities.

4.3 In the event that Party B makes any modification to the construction specification, the consent of Party A and approvals from the relevant authorities shall be obtained, and such modification shall be consistent with the relevant City’s regional comprehensive plan.

4.4 During the term of this Agreement, Party B shall solely take all the civil liability, administrative liability and criminal liability related to the Project.

4.5 Upon the expiration of this Agreement, Party B shall delivery the assets of the Project to Party A for no consideration. All debts related to the Project incurred up to the expiration date of this Agreement shall be borne by Party B.

4.6 Party B shall responsible for compensation for the attachments on the Project land, and the delivery of such compensation shall be coordinated and supervised by the Office of Demolition Administration of Laifeng Country. Party A takes no responsibility for such compensation.

5. Default

5.1 In the event that Party B fails to finish the construction or fail to operate the Project in accordance with the term of this Agreement, Party B shall pay Party A RMB 5 million as liquidated damages.

5.2 This Agreement shall be terminated under any conditions below:

A. In the event that this Agreement has to be terminated due to any change to the national laws, rules or policy, this Agreement shall be terminated and Party A shall take over the Project and compensate Party B the difference between the investment capital and the depreciation.

B. In the event that the Project could not continue due to that Party A fails to perform the agreement or its performance of the contractual obligations does not conform to the agreed terms, this Agreement shall be terminated, and Party A shall pay Party B RMB 5 million as liquidated damages and the economic compensation that equals to the principal of Party B’s actual invested in physical assets, and Party A can take over the Project.

C. In the event that Party B fails to perform the agreement or its performance of the contractual obligations does not conform to the agreed terms, this Agreement shall be terminated, and Party A has right not to return the guaranty bond put in by Party B and Party B shall be responsible for any debts related to the Project incurred up to the handover date.

5.3 Party A is deemed to constitute failing to perform contractual obligations under this agreement under any conditions below:

A. Party A refuses to provide the construction land stipulated in this Agreement and has a severe impact on the construction of the Project.

B. In the event that the Project construction is hampered by man-made obstacles or contracted by force and Party A fails to command the relevant authorities to stop such behaviors or solve such problems in time.

C. In the event that Party A fails to perform the obligations stipulated in Article 2 of this Agreement.

5.4 Party B is deemed to constitute failing to perform contractual obligations under this agreement under any conditions below:

A. In the event that Party B terminates this Agreement or stops operating the Project before the expiration date of this Agreement.

B. In the event that this Project is terminated or liquidated by relevant administration authorities due to violating laws or rules.

C. In the event that Party B fails to perform the obligations stipulated in this Agreement.

6. Validity and Miscellaneous

6.1 For any matters not mentioned herein, it shall be regulated and performed in accordance with the relevant national laws, regulations and rules; in the absence of any specific provisions of relevant laws, regulations and rules, it shall be negotiated between the parties.

6.2 In the event that any part of this Agreement is against the revised national laws, regulations and rules, both parities shall negotiate and revise the relevant part correspondingly in time.

6.3 This Agreement is made in duplicate and each party holds one copy. This Agreement will come into force upon signature and seal by both parties.

Party A (Seal)
/s/ The Government of Laifeng County
The Government of Laifeng County
Authorized representative (signature)

Party B (Seal)
/s/ Laifeng Anpulo (Group) Food Development Co., Ltd.
Laifeng Anpulo (Group) Food Development Co., Ltd.

Authorized representative (signature)
Signing date: November 18, 2012

(Ancillary Agreement to Project Construction Cooperation Agreement)

Agreement of Compensation for House Demolition

THIS AGREEMENT (“Agreement”) is made by the Parties listed hereunder:

Coordinate Department of House Demolition: the Office of Demolition Administration of the Government of Laifeng County (“Party A”)

Construction Department: Laifeng Anpulo (Group) Food Development Co., Ltd. (“Party B”)

Relocated Household: Gucheng Liang (“Party C”)
Address: No.13, Team 10, Laohudong Village, Laifeng Country

WHEREAS: As Laifeng Country is in the period of rapid economic development, for making a sub-central city of Enshi Tujia and Miao Autonomous Prefecture and accelerating the construction of Longfeng demonstration zones and improving tourism taste of our city, a beautiful and graceful reception place for foreign businessmen is needed in the Laifeng Country. Considering the aforesaid purpose, the Government of Laifeng County decided to cooperate with Laifeng Anpulo (Group) Food Development Co., Ltd. and to build a reception place located at Qingfengshan garden. The land of this location is a parcel of state owned land, and the buildings on the land are privately-run business places. Party C does not obtain the state-owned land use permit but only enjoys the right of management within the contract period. After the unanimous consent of parties hereto by negotiation, Party B shall pay Party C not the compensation of land but only the economic compensation of the House and attachments on the land. In accordance with the Regulations on the Expropriation and Compensation of Houses on State-owned Land and other relevant regulations, Parties hereto enter into this Agreement in relation to the provision of relevant compensation for house demolition.

1. Basic Condition of Party C’s House

1.1 The house of Party C located inside Qingfengshan garden, which is a privately-run business places(“House”), the Housing Property Permit No. is   /  ; the registered area in the Housing Property Permit is  /  square meters; the actual measured area is 1148.57 square meters; the Land Use Right Permit NO. is   /  ; the registered area in the Land Use Right Permit is   /  square meters; the actual measured area is   /  square meters.

1.2 The registered housing property use is privately-run business places; the actual housing property use is privately-run business places; thereinto, the residential place area is 101.33 square meters, other living place area is 609.91 square meters, production place area is 397.51 square meters.

2. The compensation method is monetary compensation.

2.1 Appraised compensation for residential place: 101.33 ㎡* 2,500.00 RMB/㎡=253325.00 RMB

2.2 Appraised compensation for production place: 397.51 ㎡* 2,200.00 RMB/㎡=874522.00 RMB

2.3 Appraised compensation for outbuilding: 243.17 ㎡* 1,100.00 RMB/㎡=874522.00 RMB

2.4 Appraised compensation for office: 366.74 ㎡* 1,800.00 RMB/㎡=660132.00 RMB

2.5 Appraised compensation for interior decoration: 1,228,777.00 RMB, compensation for water bypasses is 3,982.00 RMB.

2.6 Appraised compensation for House site:   /   RMB.

2.7 Compensation for relocation: 1,000.00 RMB.

2.8 Compensation for transitional resettlement:   /   RMB.

2.9 Compensation for suspend production or business operation of operational place: 5,000.00 RMB.

2.10 Other compensation (including compensation for young crops): 851,200.00 RMB.

The total compensation listed above is 4,199,425.00 RMB (SAY FOUR MILLION ONE HUNDRED NINETY-NINE THOUSAND FOUR HUNDRED TWENTY-FIVE RMB ONLY). Party B shall pay Party C by installments before June 30, 2013, and any outstanding payment shall be settled after the demolition is finished.

3. Relocation Deadline

Party C shall vacate the House and deliver it together with the Housing Property Permit and the Land Use Right Permit (if any) to Party B for demolition before December 31, 2012. As Party C chooses monetary compensation as compensation method, the account of water supply, electricity supply, gas supply, television, telecommunication related to the House belongs to Party C.

4. Incentive

In the event that Party C delivers the House to Party B within 10 days after the compensation plan published (before December 9, 2012), Party B shall pay Party C RMB 10,000 (SAY TEN THOUSAND RMB ONLY) as incentive.

5. Default

Party B shall pay the compensation as stipulated in this Agreement to Party C within 3 months from the signing date of this Agreement. In accordance with the relevant regulations stipulated in the Compensation Plan for House Demolition of the Office of Demolition Administration of the Government of Laifeng County, Party B shall pay Party C 150% of compensation for transitional resettlement for any overdue payment.

6. This Agreement will come into force upon signature and seal by parties hereto. In the event that either party fails to perform his/her obligations hereof, either party may file a suit or compulsory enforcement application to the court.

7. This Agreement is made in triplicate and each party holds one copy and each copy has equal legal effect.

Party A (Seal)
/s/ The Office of Demolition Administration of the Government of Laifeng County
The Office of Demolition Administration of the Government of Laifeng County

Authorized representative (signature)

Party B (Seal)
/s/ Laifeng Anpulo (Group) Food Development Co., Ltd.
Laifeng Anpulo (Group) Food Development Co., Ltd.

Authorized representative (signature)

Party C (signature and fingerprints)
/s/ Gucheng Liang
Gucheng Liang

Signing date: November 20, 2012

ID Card of Gucheng Liang

Front side:
(Photo)
Name: Gucheng Liang
Gender: male   Ethnicity: Han nationality
Date of Birth: December 15, 1969
Residential Address: No.13, Team 10, Laohudong Village, Laifeng Country, Hubei Province
Citizen ID number: 422827196912150214

Back side:
Citizen Identity Card of the People's Republic of China

Authority: Public Security Sub-Bureau of Laifeng County

Period of Validity: 2006.02.08 — 2026. 02.08

Form of Assessment

Name	Assessment of Decoration Project			Assessment of Land
	Total Project Cost	Depreciable Amount	Appraised Project Cost	Location of the Land		Sub-division of Land	Area	Amount	House Structure
Gucheng Liang	1,445,620.00	216,843.00	1,228,777.00			No.1
						No.2
						No.3

Structure and Area (Square meter)					Appraised Amount (RMB)
Steel Mixed	Mixed	Wood and Brick	Simple	Water Dypasses	Steel Mixed	Mixed	Wood and Brick	Simple	Water Dypasses
101.33	397.51	366.74	243.17	39.82	253,325.00	874,522.00	660,132.00	267,487.00	3,982.00

Total: 3,288,225.00 RMB

(Seal of Laifeng Anpulo (Group) Food Development Co., Ltd.)

(Signature of Gucheng Liang)

Calculation Table of Compensation for House Demolition

Relocated Household:

No.	Item	Quantity	Compensation Standard	Compensation Amount	Memo
1	Artificial Hills	2	100,000RMB for each	200,000RMB
2	Bonsai	113		410,000RMB
3	Red Trifoliate Orange Tree	21	2,000RMB for each	42,000RMB
4	Wintersweet	6	1,200RMB for each	7,200RMB
5	Jakaranda Tree	9		67,000RMB
6	Water Sandalwood Tree	3	4,000RMB for each	12,000RMB
7	Gingko	7	7,000RMB for each	49,000RMB
8	Camphor Tree	2	5,000RMB for each	10,000RMB
9	Osmanthus Tree	11		54,000RMB
Total				851,200RMB

(Seal of Laifeng Anpulo (Group) Food Development Co., Ltd.)

(Signature of Gucheng Liang)